For Immediate Release

Hasbro Reports First Quarter 2025 Financial Results
Company Reports Revenue, Operating Profit and Net Earnings Growth
Declares Quarterly Dividend

Pawtucket, R.I., April 24, 2025 -- Hasbro, Inc. (NASDAQ: HAS), a leading games, IP, and toy company, today reported financial results for the first quarter 2025.

“Hasbro’s Playing to Win strategy is delivering in a challenging environment. We’re outperforming today and building for tomorrow through disciplined execution, standout partnerships like our extended Disney agreement, and future-focused bets that are already paying off,” said Chris Cocks, Hasbro Chief Executive Officer.

“We delivered strong revenue growth and a meaningful profit lift in Q1, driven by a strategic shift toward higher-margin businesses. As we progress toward our $1 billion cost savings goal, the strength of Wizards, licensing, and our asset-light model continues to offset tariff pressures and support margins,” said Gina Goetter, Chief Financial Officer and Chief Operating Officer at Hasbro.

First Quarter 2025 Highlights

•Hasbro, Inc. first quarter revenue increased 17% driven by 46% growth in the Wizards and Digital Gaming segment. Consumer Products declined 4%, outperforming expectations.
•Operating profit reached $171 million (19.2% margin); Adjusted operating profit was $222 million, up $74 million with 25.1% margin (+5.5 points), driven by revenue growth and favorable mix.
•Tariffs had no material impact on Q1 results due to timing of implementation.
•EPS was $0.70 per diluted share reported and $1.04 per diluted share adjusted, reflecting stronger mix and profitability.
•Operating cash flow was $138 million vs. $178 million last year, reflecting accounts receivable timing.
•Returned $98 million to shareholders via dividends and reduced debt by $50 million.

First Quarter 2025 Segment Details

•Wizards of the Coast and Digital Gaming Segment
•Revenue increased 46% behind strong growth in MAGIC: THE GATHERING, ongoing momentum in digital and licensed gaming and DUNGEONS & DRAGONS.
•MAGIC: THE GATHERING revenue increased 45% with growth in tabletop and ARENA.
•Monopoly Go! contributed $39M of revenue in the quarter.
•Operating profit increased 87% and operating margin was 49.8%, up 11.0 points due to business mix.

•Consumer Products Segment
•Revenue decrease of 4% beating expectations, driven by strong licensing performance.
•Operating margin of -11.0%; Adjusted margin improved +1.4 points to -7.8% as lower operating expenses were offset by higher royalties and advertising.
•Growth across key brands including MARVEL, BEYBLADE, TRANSFORMERS, MONOPOLY and licensed products.

•Entertainment Segment
•Revenues declined 5% in the quarter related to the timing of deals.
•Operating loss of $11 million compared to operating profit of $6 million in the first quarter 2024.
•Adjusted operating profit of $17 million compared to adjusted operating profit of $18 million in the first quarter 2024.

See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.

2025 Company Outlook and Capital Allocation
The Company is not changing its full year guidance issued on February 20, 2025, given the uncertainty of the current tariff environment. The Company’s capital allocation priorities are to invest in the core business; strengthen its balance sheet and progress towards its leverage target; and return cash to shareholders.

Dividend Announcement
During the first quarter, the Company paid $98 million in cash dividends to shareholders. The Board of Directors has declared a quarterly cash dividend of $0.70 per common share payable on June 4, 2025, to shareholders of record at the close of business on May 21, 2025.

Conference Call Webcast
Hasbro will webcast its first quarter 2025 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading games, IP and toy company whose mission is to create joy and community through the magic of play. With over 100 years of expertise, Hasbro delivers groundbreaking play experiences and reaches over 500 million kids, families and fans around the world, through physical and digital games, video games, toys, licensed consumer products, location-based entertainment, film, TV and more.

Through its franchise-first approach, Hasbro unlocks value from both new and legacy IP, including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, MONOPOLY, HASBRO GAMES, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands. Powered by its portfolio of thousands of iconic marks and a diversified network of partners and subsidiary studios, Hasbro brings fans together wherever they are, from tabletop to screen.

For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, a 2025 JUST Capital Industry

Leader, one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50, and a Brand that Matters by Fast Company. For more information, visit https://corporate.hasbro.com or @Hasbro on LinkedIn.

© 2025 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to our business strategies and plans; expectations relating to products, gaming and entertainment; anticipated impact of tariffs, including reciprocal and retaliatory tariffs; anticipated cost savings; and financial targets and guidance. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:

•our ability to successfully implement and execute on our business strategy;
•our ability to successfully compete in the play industry and further develop our digital gaming, licensing business and partnerships;
•risks associated with the imposition, threat or uncertainty of tariffs, including reciprocal or retaliatory tariffs, in markets in which we operate which could increase our product costs and other costs of doing business, result in higher prices of our products, impact consumer spending, lower our revenues and earnings and otherwise have an adverse impact on our business;
•our ability to transform our business and capabilities to address the changing global consumer landscape, including evolving demographics for our products and advancements in technology such as the use of artificial intelligence in the products and markets in which we operate;
•risks associated with international operations, such as: the imposition or threat of tariffs; conflict in territories in which we operate; currency conversion; currency fluctuations; quotas; shipping delays or difficulties; border adjustment taxes or other protectionist measures; and other challenges in the territories in which we operate;
•risks related to political, economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, fluctuating interest rates, tariffs, higher commodity prices, labor strikes, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs, reduced purchasing power or less discretionary income, or losses and delays in revenue and earnings;
•uncertain and unpredictable global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•our dependence on third party relationships, including with third party partners, manufacturers, distributors, studios, content producers, licensors, licensees, and outsourcers, which creates reliance on others and loss of control;

•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China, which include the risks associated with increased tariffs imposed by China and the U.S., and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•our ability to attract and retain talented and diverse employees, particularly following recent workforce reductions;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of businesses, products and content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in accounting treatment, tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted operating margin, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquired intangible amortization, strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, and the impact of stock compensation. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share, Adjusted operating profit and Adjusted operating margin provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The Company is not able to reconcile its forward-looking non-GAAP adjusted operating margin and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results. Constant currency is also a non-GAAP financial measure. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current or future period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Fred Wightman | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Roberta Thomson | Hasbro, Inc. | communications@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	March 30, 2025	March 31, 2024
ASSETS
Cash and Cash Equivalents	$621.1	$570.2
Accounts Receivable, Net	656.6	632.5
Inventories	295.8	336.2
Prepaid Expenses and Other Current Assets	380.2	456.5
Total Current Assets	1,953.7	1,995.4
Property, Plant and Equipment, Net	293.6	323.3
Goodwill	2,278.4	2,278.8
Other Intangible Assets, Net	503.1	569.7
Other Assets	1,049.4	1,035.8
Total Assets	$6,078.2	$6,203.0

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Current Portion of Long-Term Debt	$—	$500.0
Accounts Payable	284.8	254.2
Accrued Liabilities	857.5	1,038.0
Total Current Liabilities	1,142.3	1,792.2
Long-Term Debt	3,331.5	2,966.9
Other Liabilities	406.9	414.0
Total Liabilities	4,880.7	5,173.1
Total Shareholders' Equity	1,197.5	1,029.9
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$6,078.2	$6,203.0

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Three Months Ended
	March 30, 2025		March 31, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$887.1	100.0%	$757.3	100.0%
Costs and expenses:
Cost of sales	204.5	23.1%	204.2	27.0%
Program cost amortization	7.4	0.8%	8.1	1.1%
Royalties	57.0	6.4%	50.9	6.7%
Product development	80.5	9.1%	65.5	8.6%
Advertising	55.4	6.2%	51.5	6.8%
Amortization of intangible assets	17.0	1.9%	17.0	2.2%
Loss on disposal of business	25.0	2.8%	9.1	1.2%
Selling, distribution and administration	269.6	30.4%	234.8	31.0%
Total costs and expenses	716.4	80.8%	641.1	84.7%
Operating profit	170.7	19.2%	116.2	15.3%
Non-operating expense (income):				—%
Interest expense	41.6	4.7%	38.5	5.1%
Interest income	(8.9)	(1.0)%	(8.3)	(1.1)%
Other expense, net	1.4	0.2%	5.0	0.7%
Total non-operating expense, net	34.1	3.8%	35.2	4.6%
Earnings before income taxes	136.6	15.4%	81.0	10.7%
Income tax expense	37.1	4.2%	21.9	2.9%
Net earnings	99.5	11.2%	59.1	7.8%
Net earnings attributable to noncontrolling interests	0.9	0.1%	0.9	0.1%
Net earnings attributable to Hasbro, Inc.	$98.6	11.1%	$58.2	7.7%

Net earnings per common share:
Basic	$0.71		$0.42
Diluted	$0.70		$0.42

Cash Dividends Declared	$0.70		$0.70

Weighted Average Number of Shares
Basic	139.8		139.1
Diluted	141.0		139.3
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Three months ended
	March 30, 2025	March 31, 2024
Cash Flows from Operating Activities:
Net Earnings	$99.5	$59.1
Loss on Disposal of Business	25.0	9.1
Other Non-Cash Adjustments	77.9	67.8
Changes in Operating Assets and Liabilities	(64.3)	41.8
Net Cash Provided by Operating Activities	138.1	177.8

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(13.8)	(22.1)
Additions to Software Development	(29.4)	(23.7)
Purchase of investments	(10.0)	—
Other	0.8	(2.3)
Net Cash Utilized by Investing Activities	(52.4)	(48.1)

Cash Flows from Financing Activities:
Repayments of Long-Term Debt	(49.2)	—
Dividends Paid	(97.9)	(97.2)
Payments Related to Tax Withholding for Share-Based Compensation	(17.7)	(10.2)
Stock-Based Compensation Transactions	3.8	0.2
Other	(1.4)	(1.7)
Net Cash Utilized by Financing Activities	(162.4)	(108.9)
Effect of Exchange Rate Changes on Cash	2.8	4.0
Net Increase (Decrease) in Cash and Cash Equivalents	(73.9)	24.8
Cash and Cash Equivalents at Beginning of Year	695.0	545.4
Cash and Cash Equivalents at End of Period	$621.1	$570.2

(1) Amounts may not sum due to rounding

HASBRO, INC.
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (1)
(Unaudited)
(Millions of Dollars)

	Three Months Ended March 30, 2025			Three Months Ended March 31, 2024
Operating Results	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues	$887.1	$—	$887.1	$757.3	$—	$757.3	17%
Operating Profit	170.7	51.7	222.4	116.2	32.4	148.6	50%
Operating Margin	19.2%	5.8%	25.1%	15.3%	4.3%	19.6%

Segment Results
Wizards of the Coast and Digital Gaming:
External Net Revenues	$462.1	$—	$462.1	$316.3	$—	$316.3	46%
Operating Profit	230.0	—	230.0	122.8	—	122.8	87%
Operating Margin	49.8%	—	49.8%	38.8%	—	38.8%

Consumer Products:
External Net Revenues	$398.3	$—	$398.3	$413.0	$—	$413.0	-4%
Operating Profit	(43.9)	12.9	(31.0)	(46.9)	9.1	(37.8)	18%
Operating Margin	-11.0%	3.2%	-7.8%	-11.4%	2.2%	-9.2%

Entertainment:
External Net Revenues	$26.7	$—	$26.7	$28.0	$—	$28.0	-5%
Operating Profit (Loss)	(11.2)	28.6	17.4	5.8	12.4	18.2	-4%
Operating Margin	-41.9%	>100%	65.2%	20.7%	44.3%	65.0%

Corporate and Other:
Operating Profit (Loss)	$(4.2)	$10.2	$6.0	$34.5	$10.9	$45.4	-87%
(1) Amounts within this section may not sum due to rounding

	Three Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	March 30, 2025	March 31, 2024	% Change
Tabletop Gaming	$343.8	$228.2	51%
Digital and Licensed Gaming	118.3	88.1	34%
Net revenues	$462.1	$316.3

	Three Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	March 30, 2025	March 31, 2024	% Change
North America	$231.4	$239.1	-3%
Europe	85.0	87.5	-3%
Asia Pacific	53.8	48.8	10%
Latin America	28.1	37.6	-25%
Net revenues	$398.3	$413.0

	Three Months Ended
Entertainment Segment Net Revenues by Category	March 30, 2025	March 31, 2024	% Change
Film and TV	$4.3	$—	>100%
Family Brands	22.4	28.0	-20%
Net revenues	$26.7	$28.0

	Three Months Ended
Supplementary Hasbro Gaming Information:	March 30, 2025	March 31, 2024	% Change
MAGIC: THE GATHERING	$346.3	$237.9	46%
Hasbro Total Gaming (1)	$550.1	$408.0	35%

(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended
Reconciliation of EBITDA and Adjusted EBITDA (1)	March 30, 2025	March 31, 2024
Net Earnings Attributable to Hasbro, Inc.	$98.6	$58.2
Interest expense	41.6	38.5
Income tax expense	37.1	21.9
Net earnings attributable to noncontrolling interests	0.9	0.9
Depreciation expense	17.2	21.3
Amortization of intangibles	17.0	17.0
EBITDA	$212.4	$157.8

Stock compensation	18.4	(5.0)
Strategic transformation initiatives (2)	7.2	5.2
Restructuring and severance costs (3)	5.9	5.7
Loss on disposal of business (4)	25.0	9.1
eOne Film and TV business divestiture related costs (5)	5.4	—
Adjusted EBITDA	$274.3	$172.8
(1) Amounts may not sum due to rounding
(2) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(3) Restructuring and severance associated with cost-savings initiatives across the Company.
(4) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(5) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended
Reconciliation of Adjusted Operating Profit (1)	March 30, 2025	March 31, 2024

Operating Profit (Loss)	$170.7	$116.2
Wizards of the Coast and Digital Gaming	230.0	122.8
Consumer Products	(43.9)	(46.9)
Entertainment	(11.2)	5.8
Corporate and Other	(4.2)	34.5

Non-GAAP Adjustments	$51.7	$32.4
Consumer Products	12.9	9.1
Entertainment	28.6	12.4
Corporate and Other	10.2	10.9

Adjusted Operating Profit (Loss)	$222.4	$148.6
Wizards of the Coast and Digital Gaming	230.0	122.8
Consumer Products	(31.0)	(37.8)
Entertainment	17.4	18.2
Corporate and Other	6.0	45.4

Non-GAAP Adjustments include the following:
Acquired intangible amortization (2)	12.4	12.4
Strategic transformation initiatives (3)	7.2	5.2
Restructuring and severance costs (4)	5.9	5.7
Loss on disposal of business (5)	25.0	9.1
eOne Film and TV business divestiture related costs (6)	1.2	—
Total	$51.7	$32.4
(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(4) Restructuring and severance costs associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Three Months Ended
	March 30, 2025	Diluted Per Share Amount	March 31, 2024	Diluted Per Share Amount
Net Earnings Attributable to Hasbro	$98.6	$0.70	$58.2	$0.42
Acquired intangible amortization (2)	9.3	0.07	9.3	0.07
Strategic transformation initiatives (3)	5.5	0.04	3.9	0.03
Restructuring and severance costs (4)	4.5	0.03	4.4	0.03
Loss on disposal of business (5)	25.0	0.18	9.1	0.07
eOne Film and TV divestiture related costs (6)	4.1	0.03	—	—
Net Earnings Attributable to Hasbro as Adjusted	$147.0	$1.04	$84.9	$0.61

(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These costs primarily consist of third party consulting of $7.2 ($5.5 after-tax) for the three months ended March 30, 2025 and $5.2 ($3.9 after-tax) for the three months ended March 31, 2024, respectively.
(4) Restructuring and severance costs $5.9 ($4.5 after-tax) for the three ended March 30, 2025, and $5.7 ($4.4 after-tax) for the three months ended March 31, 2024, respectively, associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business of $25.0 ($25.0 after-tax) for the three months ended March 30, 2025 and $9.1 ($9.1 after-tax) for the three months ended March 31, 2024, respectively related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs of $5.4 ($4.1 after-tax) for three months ended March 30, 2025, as a result of the sale of the eOne Film and TV business and certain retained liabilities.